CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of DoubleLine Funds Trust of our report dated May 21, 2025, relating to the financial statements and financial highlights of DoubleLine Total Return Bond Fund, DoubleLine Core Fixed Income Fund, DoubleLine Emerging Markets Fixed Income Fund, DoubleLine Low Duration Bond Fund, DoubleLine Floating Rate Fund, DoubleLine Flexible Income Fund, DoubleLine Low Duration Emerging Markets Fixed Income Fund, DoubleLine Long Duration Total Return Bond Fund, DoubleLine Global Bond Fund, DoubleLine Infrastructure Income Fund, DoubleLine Strategic Commodity Fund, DoubleLine Shiller Enhanced CAPE®,DoubleLine Shiller Enhanced International CAPE®, DoubleLine Emerging Markets Local Currency Bond Fund, and DoubleLine Securitized Credit Fund (formerly, DoubleLine Income Fund), which appear in DoubleLine Funds Trust’s Certified Shareholder Report on Form N-CSR for the year ended March 31, 2025. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm and Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

October 24, 2025

www.pwc.com	PricewaterhouseCoopers LLP, 601 South Figueroa Street, Los Angeles, California 90017 T: (213) 356 6000